UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

American Mortgage Acceptance Company
(Exact name of registrant as specified in its charter)

Massachusetts	0-23972	13-6972380
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-317-5700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In response to a comment from the United States Securities and Exchange Commission regarding our Form 10-Q for the period ended June 30, 2008, American Mortgage Acceptance Company (the “Registrant”) hereby files the Forbearance Agreement entered into by and between the Registrant and Centerline Holding Company (“Centerline”), the parent of the Registrant’s external advisor, Centerline/AMAC Manager Inc. (the “Advisor”).

Item 2.06.  Material Impairments.

On November 12, 2008, The Related Companies, L.P. (“TRCLP”) informed the Registrant’s Advisor that two of TRCLP’s developments (Snowmass Village and City North) are being significantly impacted by current economic conditions such that both projects would likely require significant financial restructuring and, therefore, the mezzanine loans held by the Registrant are compromised in value.  The Registrant holds mezzanine loans related to these properties in an aggregate amount of $50.7 million.  Based on the Advisor’s discussions with TRCLP, the Registrant has determined that the investments related to City North have no residual value and that the likelihood of recoveries related to Snowmass is limited. As a result, the Registrant recognized aggregate impairment charges of $47.4 million, during the three-month period ended September 30, 2008.

In addition to these impairment charges, during the three-month period ended September 30, 2008, the Registrant also recognized $1.5 million of impairment charges related to the repayment of two loans for which full principal amounts were not collected and $13.5 million of impairment charges related to further declines in the market values of available-for-sale securities.  These declines are considered other-than-temporary impairment.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2008, Mr. Harry Levine notified the Board of Trustees of the Registrant of his decision to resign, effective immediately, from his position as an independent managing trustee.  Mr. Levine is resigning because the Registrant is winding down its operations and no longer requires his services.

Item 9.01.  Financial Statements and Exhibits

(a).        Financial Statements
 Not Applicable.

(b).       Pro Forma Financial Information
Not Applicable.

(c).       Exhibits

Exhibit 10.1. The Forbearance Agreement dated to be effective as of July 1, 2008 by and between American Mortgage Acceptance Company and Centerline Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN MORTGAGE ACCEPTANCE COMPANY (Registrant)
By:	/s/ Robert L. Levy
Robert L. Levy Chief Financial Officer

November 17, 2008